EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Registration Statements of EACO Corporation on Form S-8 (Nos. 33-11684, 33-12556, 33-12556 and 333-98327) of our report dated March 28, 2008 which appears in the Annual Report to Shareholders of EACO Corporation for the year ended January 2, 2008.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP
Newport Beach, California 92660

March 28, 2008